Exhibit 99.1

Contacts:
Investor Relations:

Angela White
ir@vistaprint.com
+1 (781) 652-6480

Media Relations:

Jason Keith
publicrelations@vistaprint.com
+1 (781) 652-6444
Vistaprint Reports First Quarter Fiscal Year 2012 Financial Results
First quarter 2012 results were as follows:
•	Revenue grew 25 percent year over year to $212.4 million

•	Revenue grew 20 percent year over year excluding the impact of currency exchange rate fluctuations

•	GAAP net income per diluted share decreased 21 percent year over year to $0.19

•	Non-GAAP adjusted net income per diluted share decreased 14 percent year over year to $0.31
Venlo, the Netherlands, October 27, 2011 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced financial results for the three month period ended September 30, 2011, the first quarter of its 2012 fiscal year.
“First quarter revenue and earnings met our expectations, and our full year is off to a good start,” said Robert Keane, president and chief executive officer. “This was a quarter of solid performance against our plan. Four months into our multi-year plan, we remain confident that we are making the right decisions in funding our long-term strategy for growth and competitive advantage. This quarter we made disciplined investments designed to better position us to capture what we believe to be a large opportunity, and build a strong company for many years to come.”
Financial Metrics:
•	Revenue for the first quarter of fiscal year 2012 grew to $212.4 million, a 25 percent increase over revenue of $170.5 million reported in the same quarter a year ago. Excluding the estimated impact from currency exchange rate fluctuations, total revenue grew 20 percent from the same quarter a year ago.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the first quarter was 63.2 percent, compared to 63.1 percent in the same quarter a year ago.

•	Operating income in the first quarter was $9.7 million, or 4.6 percent of revenue, and reflected a 21 percent decrease compared to operating income of $12.3 million, or 7.2 percent of revenue in the same quarter a year ago.

•	GAAP net income for the first quarter was $8.2 million, or 3.8 percent of revenue, representing a 24 percent decrease compared to $10.8 million, or 6.3 percent of revenue in the same quarter a year ago.

•	GAAP net income per diluted share for the first quarter was $0.19, versus $0.24 in the same quarter a year ago.

•	Non-GAAP adjusted net income for the first quarter, which excludes share-based compensation expense and its related tax effect, was $13.0 million, or 6.1 percent of revenue, representing a 20 percent decrease compared to non-GAAP adjusted net income of $16.3 million, or 9.6 percent of revenue, in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the first quarter, which excludes share-based compensation expense and its related tax effect, was $0.31, versus $0.36 in the same quarter a year ago.

•	Capital expenditures in the first quarter were $11.0 million or 5.2 percent of revenue.

•	During the first quarter, the company generated $30.5 million of cash from operations and $17.8 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs.

•	The company had $161.1 million in cash and cash equivalents as of September 30, 2011.

•	During the first quarter, the company purchased 3.1 million of its ordinary shares for $91.1 million, inclusive of transaction costs, at an average per-share cost of $29.62, as part of the share repurchase program authorized by the Supervisory Board in November 2010.

•	Subsequent to the end of our first quarter and through October 21, 2011, the company purchased an additional 1.8 million shares for $50.4 million, inclusive of transaction costs, at an average per-share cost of $28.68, pursuant to a new program that our Supervisory Board authorized in August 2011.
          Operating Highlights:
•	Vistaprint acquired approximately 1.9 million new customers in the first fiscal quarter ended September 30, 2011.

•	On a trailing twelve month basis, unique active customer count was 11.9 million. Unique active customer count is the number of individual customers who purchased from us in a given period, with no regard to the frequency of purchase.

•	Total order volume in the first quarter of fiscal 2012 was approximately 5.9 million, reflecting an increase of approximately 18 percent over total orders of approximately 5.0 million in the same quarter a year ago.

•	Average order value in the first quarter including revenue from shipping and processing was $36.38, compared to $34.69 in the same quarter a year ago.

•	Advertising and commissions expense in the first quarter was $51.8 million, or 24.4 percent of revenue compared to $36.1 million, or 21.2 percent of revenue in the same quarter a year ago.

•	Revenue from customers in North America was $118.7 million, or 56 percent of total revenue in the first quarter. This represents 17 percent growth year over year in reported terms and in constant currency.

•	Revenue from customers in Europe was $80.0 million, or 38 percent of total revenue in the first quarter. This represents 31 percent growth year over year in reported terms and 21 percent growth in constant currency.

•	Revenue from customers in Asia Pacific was $13.7 million, or 6 percent of total revenue in the first quarter. This represents 67 percent growth year over year in reported terms and 45 percent growth in constant currency.
Other News:
•	During the quarter, Staples and Vistaprint started working together to bring a full suite of high-quality printed products to Staples customers, allowing them to create unique marketing materials and develop customized business cards and stationery. This new strategic partnership provides the opportunity to extend our reach on staples.com and in approximately 1,600 Staples retail locations across the U.S.

•	On October 21, 2011, the company entered into a $250.0 million senior unsecured revolving credit facility with a maturity date of October 21, 2016.

•	On October 24, 2011, Vistaprint entered into a definitive agreement to acquire Albumprinter Holding B.V., a privately held Dutch photo book company for €60.0 million payable at closing and up to an additional €5.0 million subject to a performance based earn-out.
Ernst Teunissen, executive vice president and chief financial officer, said, “After our first quarter of fiscal 2012, we remain confident we will deliver against our operational expectations for the full year. We are updating our guidance for fiscal 2012 to reflect a few non-operational items. First, currency rates have moved unfavorably since we gave guidance in July 2011, which primarily impacts our revenue guidance in U.S. dollars. Second, we have repurchased a significant number of Vistaprint shares since July, which will benefit our earnings per share relative to our prior expectations. And finally, the costs associated with our recently announced revolving credit facility are now included in our guidance.”
Financial Guidance as of October 27, 2011:
Vistaprint’s financial guidance is as of October 27, 2011 and does not include estimates for our pending acquisition of Albumprinter, which has not yet closed. Based on current and anticipated levels of demand and recent foreign currency rates, the company expects the following financial results:
Revenue
•	For the full fiscal year ending June 30, 2012, the company expects revenue of approximately $960 million to $1,010 million, or 18 percent to 24 percent growth year over year in reported terms and approximately 18 percent to 24 percent in constant-currency terms. Constant-currency growth expectations assume a recent 30-day currency exchange rate for all currencies.

•	For the second fiscal quarter ending December 31, 2011, the company expects revenue of approximately $270 million to $290 million, or 15 percent to 24 percent growth year over year in reported terms and approximately 15 percent to 24 percent in constant-currency terms.
GAAP Diluted Earnings Per Share
•	For the full fiscal year ending June 30, 2012, the company expects GAAP diluted earnings per share of approximately $1.19 to $1.29, which assumes 40.8 million weighted average shares outstanding.

•	For the quarter ending December 31, 2011, the company expects GAAP diluted earnings per share of approximately $0.55 to $0.65, which assumes 40.6 million weighted average shares outstanding.
Non-GAAP Adjusted Net Income Per Diluted Share
•	For the full fiscal year ending June 30, 2012, the company expects non-GAAP adjusted net income per diluted share of approximately $1.71 to $1.81, which excludes expected share-based compensation expense and its related tax effect of approximately $21.7 million, and assumes a non-GAAP diluted weighted average share count of approximately 41.2 million shares.
•	For the quarter ending December 31, 2011, the company expects non-GAAP adjusted net income per diluted share of approximately $0.68 to $0.78, which excludes expected share-based compensation expense and its related tax effect of approximately $5.5 million, and assumes a non-GAAP diluted weighted average share count of approximately 41.1 million shares.
Capital Expenditures
For the full fiscal year ending June 30, 2012, the company expects to make capital expenditures of approximately $60 million to $75 million. Planned capital investments are designed to support the planned growth of the business.
The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.
At approximately 4:20 p.m. (EDT) on October 27, 2011, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (866) 362-4666, access code 91715638. A replay of the Q&A session will be available on the company’s Web site following the call on October 27, 2011.
About non-GAAP financial measures
To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, and constant-currency revenue growth. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.
Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.
Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.
About Vistaprint
Vistaprint N.V. (Nasdaq:VPRT) empowers more than 11 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 3,100 people, operates 25 localized websites globally and ships to more than 120 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.
Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.
This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance set forth under the heading “Financial Guidance as of October 27, 2011,” our planned investments in our business, the anticipated effects of those investments, and the anticipated closing of our acquisition of Albumprinter Holding B.V. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; the willingness of purchasers of marketing services and products to shop online; our failure to acquire new customers and enter new markets, retain our current customers and sell more products to current and new customers; our failure to promote and strengthen our brand; the failure of our current and new marketing channels to attract customers; our failure to manage the growth and complexity of our business and expand our operations; our inability to make the investments we plan to make because the investments are more costly than we expected or because we are unable to devote the necessary operational and financial resources; the failure of our investments to have the effects that we expect; our failure to execute our strategy; currency fluctuations that affect our revenues and costs; unanticipated changes in our market, customers or business; competitive pressures; interruptions in or failures of our websites, network infrastructure or manufacturing operations; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; costs and disruptions caused by acquisitions; general economic conditions; and other factors described in our Form 10-K for the fiscal year ended June 30, 2011 and the other documents we periodically file with the U.S. Securities and Exchange Commission. In addition, if either Vistaprint or Albumprinter fails to satisfy the conditions to the closing of the acquisition, then the acquisition may be delayed or may not close at all.
In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations, beliefs and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.
Financial Tables to Follow

VISTAPRINT N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share and per share data)

	September 30,	June 30,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$161,092	$236,552
Marketable securities	—	529
Accounts receivable, net of allowances of $183 and $243, respectively	12,714	13,389
Inventory	8,462	8,377
Prepaid expenses and other current assets	11,704	13,444

Total current assets	193,972	272,291
Property, plant and equipment, net	253,611	262,104
Software and website development costs, net	6,135	6,046
Deferred tax assets	6,438	6,522
Other assets	8,822	8,937

Total assets	$468,978	$555,900

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$14,465	$15,998
Accrued expenses	73,246	68,989
Deferred revenue	9,346	8,819

Total current liabilities	97,057	93,806
Deferred tax liabilities	3,530	3,794
Other liabilities	8,214	8,207

Total liabilities	108,801	105,807

Shareholders’ equity:
Preferred shares, par value €0.01 per share, 120,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 120,000,000 shares authorized; 49,950,289 and 49,950,289 shares issued and 40,151,267 and 43,144,718 outstanding, respectively	699	699
Treasury shares, at cost, 9,799,022 and 6,805,571 shares, respectively	(176,019)	(85,377)
Additional paid-in capital	276,617	273,260
Retained earnings	256,806	248,634
Accumulated other comprehensive income	2,074	12,877

Total shareholders’ equity	360,177	450,093

Total liabilities and shareholders’ equity	$468,978	$555,900

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited in thousands, except share and per share data)

	Three Months Ended September 30,
	2011	2010
Revenue	$212,360	$170,487
Cost of revenue (1)	78,064	62,833
Technology and development expense (1)	26,674	23,207
Marketing and selling expense (1)	76,344	57,533
General and administrative expense (1)	21,532	14,581

Income from operations	9,746	12,333
Interest income	83	99
Other income (expense), net	450	(252)
Interest expense	—	107

Income before income taxes	10,279	12,073
Income tax provision	2,107	1,292

Net income	$8,172	$10,781

Basic net income per share	$0.20	$0.25

Diluted net income per share	$0.19	$0.24

Weighted average shares outstanding — basic	41,256,341	43,895,913

Weighted average shares outstanding — diluted	42,309,506	45,231,388

(1)	Share-based compensation expense is allocated as follows:

	Three Months Ended September 30,
	2011	2010
Cost of revenue	$94	$203
Technology and development expense	859	1,132
Marketing and selling expense	555	1,049
General and administrative expense	3,215	2,987

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited in thousands)

	Three Months Ended
	September 30,
	2011	2010
Operating activities
Net income	$8,172	$10,781
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,107	12,128
Loss on sale, disposal, or impairment of long-lived assets	26	11
Amortization of premiums and discounts on short-term investments	—	83
Share-based compensation expense	4,723	5,371
Excess tax benefits derived from share-based compensation awards	(134)	(149)
Deferred income taxes	(253)	(70)
Changes in operating assets and liabilities:
Accounts receivable	309	(1,376)
Inventory	(442)	(498)
Prepaid expenses and other assets	(1,221)	(894)
Accounts payable	(1,951)	(5,106)
Accrued expenses and other liabilities	8,205	(1,479)

Net cash provided by operating activities	30,541	18,802

Investing activities
Purchases of property, plant and equipment	(10,998)	(14,147)
Maturities and redemptions of marketable securities	529	1,900
Purchases of intangible assets	(89)	—
Capitalization of software and website development costs	(1,682)	(1,791)

Net cash used in investing activities	(12,240)	(14,038)

Financing activities
Repayments of long-term debt	—	(333)
Payments of withholding taxes in connection with vesting of restricted share units	(1,075)	(1,287)
Repurchases of ordinary shares	(91,088)	—
Excess tax benefits derived from share-based compensation awards	134	149
Proceeds from issuance of shares	69	661

Net cash used in financing activities	(91,960)	(810)

Effect of exchange rate changes on cash	(1,801)	2,301

Net (decrease) increase in cash and cash equivalents	(75,460)	6,255

Cash and cash equivalents at beginning of period	236,552	162,727

Cash and cash equivalents at end of period	$161,092	$168,982

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2011		2010
Non-GAAP adjusted net income reconciliation:
Net income	$8,172		$10,781
Add back:
Share-based compensation expense, inclusive of income tax effects	4,876	(a)	5,550	(b)

Non-GAAP adjusted net income	$13,048		$16,331

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.19		$0.24
Add back:
Share-based compensation expense, inclusive of income tax effects	0.12		0.12

Non-GAAP adjusted net income per diluted share	$0.31		$0.36

Non-GAAP weighted average shares outstanding — diluted	42,569,076		45,704,497

(a)	Includes share-based compensation charges of $4,723 and the income tax effects related to those charges of $153

(b)	Includes share-based compensation charges of $5,371 and the income tax effects related to those charges of $179

	Three Months Ended
	September 30,
	2011	2010
Free cash flow reconciliation:
Net cash provided by operating activities	$30,541	$18,802
Purchases of property, plant and equipment	(10,998)	(14,147)
Purchases of intangible assets	(89)	—
Capitalization of software and website development costs	(1,682)	(1,791)

Free cash flow	$17,772	$2,864

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(Unaudited in thousands, except share and per share data)

	GAAP Revenue			Currency	Constant-
	Three Months Ended			Impact:	Currency
	September 30,			(Favorable)/	Revenue
	2011	2010	% Change	Unfavorable	Growth
Constant-currency revenue growth reconciliation by segment:
North America	$118,691	$101,312	17%	—%	17%
Europe	79,979	60,989	31%	(10)%	21%
Asia-Pacific	13,690	8,186	67%	(22)%	45%

Total revenue	$212,360	$170,487	25%	(5)%	20%